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                                                                    EXHIBIT 12.1

                           VECTRA BANKING CORPORATION

     CALCULATION OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                            Year ended December 31,
                                                          -----------------------------------------------------------
                                                            1996         1995        1994         1993          1992
                                                          -----------------------------------------------------------
                                                                            (Dollars in thousands)
Earnings before income taxes,
  extraordinary item and cumulative
  effect of change in accounting  . . . . . . . . .       $  8,386     $  5,077    $  5,032      $ 1,754      $ 1,545
Add: preferred dividends on a pretax basis  . . . .          1,840        1,254         908            9           31
Add: fixed charges  . . . . . . . . . . . . . . . .         15,432       16,588      11,407        6,158        6,389
                                                           -------      -------     -------      -------      -------
Earnings including interest expense
  on deposits (1) . . . . . . . . . . . . . . . . .         25,658       22,919      17,347        7,922        7,965
Less: interest expense on deposits  . . . . . . . .         11,123        8,510       5,516        4,709        4,784
                                                           -------      -------     -------      -------      -------
Earnings excluding interest expense
  on deposits (2) . . . . . . . . . . . . . . . . .        $14,535      $14,409     $11,831      $ 3,213      $ 3,181
                                                           =======      =======     =======      =======      =======

Fixed charges:
  Interest expense on deposits  . . . . . . . . . .        $11,123     $  8,510    $  5,516     $  4,709      $ 4,784
  Interest expense on borrowings  . . . . . . . . .          4,107        7,820       5,656        1,203        1,260
  Interest expense on capital leases  . . . . . . .             --           --          --           --           --
  Portion of rents representative of
    interest factor . . . . . . . . . . . . . . . .            202          258         235          246          345
                                                           -------      -------     -------      -------      -------

Fixed charges including interest
  expense on deposits (3) . . . . . . . . . . . . .         15,432       16,588      11,407        6,158        6,389
Less: interest expense on deposits  . . . . . . . .         11,123        8,510       5,516        4,709        4,784
                                                           -------      -------     -------      -------      -------
Fixed charges excluding interest
  expense on deposits (4) . . . . . . . . . . . . .        $ 4,309      $ 8,078     $ 5,891      $ 1,449      $ 1,605
                                                           =======      =======     =======      =======      =======

  Rents   . . . . . . . . . . . . . . . . . . . . .       $    605     $    774    $    705     $    739      $ 1,035
  Portion of rents representative
    of interest factor  . . . . . . . . . . . . . .            202          258         235          246          345

Preferred dividends . . . . . . . . . . . . . . . .          1,174          765         579            6           20
Effective tax rate  . . . . . . . . . . . . . . . .          36.20%       39.00%      36.20%       35.20%       36.20%
Preferred dividends on a pretax basis (5) . . . . .        $ 1,840      $ 1,254     $   908    $       9     $     31

Ratio of earnings to fixed charges
  and preferred stock dividends:
  Excluding interest expense on
    deposits ((2)/(4)+(5))  . . . . . . . . . . . .           2.36x        1.54x       1.74x        2.20x        1.94x
  Including interest expense on
    deposits ((1)/(3)+(5))  . . . . . . . . . . . .           1.49x        1.28x       1.41x        1.28x        1.24x

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                                     12.1-1